IOWA | UI Pharmaceuticals

Q-07087 - Shuttle Pharmaceuticals – IPdR drug product – IPdR Drug Product - Formulation Development (API in Capsule) and Clinical Batch MFG

Issue Date: 03/06/2023 - Expire Date: 06/04/2023

Issued Proposal for Service

As an Issued proposal the prices for work listed below are valid for 90 days after the issue date listed in the header. This quote may be signed and returned to UI Pharmaceuticals as an official request for services.

Prepared for:

Anatoly Dritschilo

Shuttle Pharmaceuticals

One Research Court, Suite 450

Rockville MD 20850

dritscha@georgetown.edu

Proposal Number: Q-07087

Proposal Date: 03/06/2023

Proposal Description:

IPdR Drug Product - Formulation Development (API in Capsule) and Clinical Batch MFG

Proposal Prepared By:

David Clarahan : Senior Business Development Manager

david-clarahan@uiowa.edu

Any additional services requested by the Sponsor that are NOT EXPRESSLY DESCRIBED in this proposal are not included in this costing. This includes Sponsor requested items such as, but not limited to, release testing for special order or Sponsor supplied raw materials, packaging components, and API (or extra testing of UIP stocked materials and components); testing of drug product; and analysis of more than a single sample where the number of samples to be tested is not specifically indicated. These costs will be the Sponsor's responsibility. Work performed outside the scope of services will be billed at the standard UI Pharmaceuticals hourly rate at the time of service. If an UI Pharmaceuticals error is determined to be the cause of the additional work, no additional charges will be incurred.

Sponsor Responsibilities:

- If a FEDEX number is provided shipping will be charged directly to your FedEx account number
- Supply an OEL or SafeBridge safety categorization for the drug substance (Please note: we typically only work with projects having a SafeBridge safety categorization of 1 - 3 out of the SafeBridge 4 category system)
- Supply drug substance with Certificate of Analysis, including arranging any importation for drug substance coming from oversea
- Please acknowledge that storage, packaging, and shipping charges are not included in the proposal and will be charged at time of incurrence
- Supply the Sponsor Supplied Materials, with Certificate of Analysis (identity testing waived)
- Perform any specialized secondary packaging (if needed) and distribution to clinical sites
- Perform any analytical testing for the drug product not included in this proposal
- Provide any required reference standards with Certificates of Analysis not available from USP, including arranging any importation for materials coming from overseas
- Supply analytical testing methods
- Perform any analytical analysis, including in-process, drug product release, and stability testing that is required and not specified within
- Provide test specifications
- Please note, successful product development is not guaranteed. Development plan is best estimate to a successful product. In cases where unforeseen challenges arise, certain development studies may be required to be repeated at client cost.

Q-07087 Shuttle Pharmaceuticals

Thank you for providing UI Pharmaceuticals with the opportunity to provide a proposal for your project. If you are ready to proceed with this project please sign the final page of this proposal and return with this page. Upon receipt we will invoice you for the deposit outlined on the following pages. Please provide the following information:

Do you require a PO Number to be included on your invoice?

YES
NO (circled)

If YES provide PO#:

Is the billing contact person the same as that indicated on the cover page of this proposal?

YES
NO, please complete the contact information below

Billing Contact Person: Michael Vander Hoek - CFO Shuttle Pharma

Email: m.vanderhoek@shuttlepharma.org

Is the billing address the same address as on the cover page of this proposal?

YES (circled)
NO, please complete the billing address below

Street Address:

City, State, Zip Code:

FORMULATION DEVELOPMENT	COST
Bulk Drug characterization Includes: - Physical characterization (DSC, KFT, XRD, powder density)	$[***]
Preliminary stability studies (API in Capsule) Forced degradation (acid, base, peroxide) on drug substance will be performed. Preliminary API in capsule (API target load of 300mg in a size 0 or smaller capsule) stability studies with affects of temperature, moisture, and light. Three temperature conditions (5C, 25C & 40C) will be evaluated over a 3 month time period. (T=0, 1, 2, &3 month intervals).	$[***]
Project Specific Supplies - Formulation Development Project Specific supplies and consumables: Columns, project specific reagents, solvents, supplies, excipients, purchased by UI Pharmaceuticals will be additionally charged. The listed pricing is a best estimate. Additional charges may apply if costs exceed the estimate.	$[***]
Project Set-up and Initiation Fee Project Set-up and Initiation Fee	$[***]
Process development and evaluation for API in capsules Evaluation for determination of right capsule shell size to fit 300mg active (size 0 and below), API flow characteristics, and processability.	$[***]
Formulation Development SUB-TOTAL	**$39,750.00**

ANALYTICAL LAB	COST
HPLC Method Cleaning Qualification A cleaning validation sample assay method will be qualified in the UIP analytical laboratory. This qualification will include linearity surrounding the cleaning validation limit, assessment of recovery from swabs, interference from detergent, and recovery from coupons simulating materials of construction in the manufacturing process. The listed price includes up to 30 hours of effort. If problems are experienced with the provided method, additional costs may be incurred.	$[***]
HPLC Assay/Purity/Impurities/Identification Method Qualification The assay/purity/impurities/identification method will be qualified. The qualification will include an approved protocol and final report at the conclusion of the study. The following will be evaluated: HPLC ready filter compatibility, system suitability, linearity, accuracy and range, specificity from the diluent, mobile phase, and formulation placebo, and standard and sample solution stability. DL and QL will be determined. If problems are experienced with the qualification, additional charges will apply. More or less extensive assay method qualification is possible. This proposal does not include qualification of the method for determination of impurities beyond retention time and area percent quantitation. Pricing assumes a single method is suitable for all of these determinations. If these determinations require separate HPLC runs, significant additional charges will apply.	$[***]
Microbial Limits - USP < 61> and < 62> Qualification These qualifications will be done for the active product. This is a onetime charge as long as the formulation does not change. The USP < 62> qualification and subsequent testing will include e. coli only. For either of these tests, if the initial test parameters are not successful and retesting/alternate testing is required, additional charges will be incurred. This validation and any subsequent routine testing of this type will be performed by one of our qualified subcontract laboratories, SGS in Lincolnshire, Illinois or PACE in Oakdale, MN.	$[***]
Finished Product Testing - Clinical Lot #1 Includes: • appearance, • moisture, • identification (HPLC retention time), • assay (beginning, middle, and end), • unit dose uniformity • dissolution (4 point profile)	$[***]

• capsule closure • weight variation • microbial enumeration (USP < 61>), • tests for specified organisms (USP < 62>; e.coli only).	
In-Process Testing - Clinical Lot #1 Includes uniformity of blend material testing.	$[***]
Stability Testing - Clinical Lot #1 The quotation assumes the finished product testing will serve as time zero. Changes after initiation of the study will result in additional charges. Study design will be as follows: · 5°C: 1B, 3B, 6B, 9B, 12A, 18B, 24A months:testing scheme · 25°C/60% RH: 1B, 3B, 6B, 9B, 12A, 18B, 24A months:testing scheme · 40°C/75% RH: 1B, 3B, 6B months:testing scheme Testing scheme A = appearance, moisture, assay, impurities, dissolution (4 point profile), microbial enumeration (USP 61), and tests for specified organisms (USP 62, e.coli only). Testing scheme B = appearance, moisture, assay, impurities, and dissolution (4 point profile).	$[***]
Finished Product Testing - Clinical Lot #2 Includes: • appearance, • moisture, • identification (HPLC retention time), • assay (beginning, middle, and end), • unit dose uniformity • dissolution (4 point profile) • capsule closure • weight variation • microbial enumeration (USP < 61>), • tests for specified organisms (USP < 62>; e.coli only).	$[***]
In-Process Testing - Clinical Lot #2 Includes uniformity of blend material testing.	$[***]
Stability Testing - Clinical Lot #2 The quotation assumes the finished product testing will serve as time zero. Changes after initiation of the study will result in additional charges. Study design will be as follows: · 5°C: 1B, 3B, 6B, 9B, 12A, 18B, 24A months:testing scheme · 25°C/60% RH: 1B, 3B, 6B, 9B, 12A, 18B, 24A months:testing scheme · 40°C/75% RH: 1B, 3B, 6B months:testing scheme Testing scheme A = appearance, moisture, assay, impurities, dissolution (4 point profile), microbial enumeration (USP 61), and tests for specified organisms (USP 62, e.coli only). Testing scheme B = appearance, moisture, assay, impurities, and dissolution (4 point profile).	$[***]
Analytical Lab SUB-TOTAL	**$297,060.44**

NON-STERILE PRODUCTS	COST
Encapsulation of Product - Clinical Lot #1 UI Pharmaceuticals will encapsulate the active material into capsules. These charges include the preparation of manufacturing records according to your specifications, potentially blending the active with excipients, filling capsule	$[***]

shells, in-process weight monitoring, and polishing and inspection of the finished capsules. We estimate it will take 6 days to set up, complete the manufacturing, and clean the room. The cost of stock excipients and empty capsule shells is included. This assumes no more than 25,00 capsules will be targeted for manufacturing.	
Packaging of Active Capsules - Clinical Lot #1 The finished dosage forms will be packaged (50 per bottle) into HDPE bottles, with a length of polyester coil and desiccant pack, and sealed with PP child resistant induction sealed closures. The cost of packaging materials is included. We estimate it will take approximately 3 days to set-up the room, pre-clean clean the bottles and closures, package the finished dosage forms, and clean the room. The bottles of finished product will be labeled per your specifications and packed into labeled two part fiberboard boxes.	$[***]]
Encapsulation of Product - Clinical Lot #2 UI Pharmaceuticals will encapsulate the active material into capsules. These charges include the preparation of manufacturing records according to your specifications, potentially blending the active with excipients, filling capsule shells, in-process weight monitoring, and polishing and inspection of the finished capsules. We estimate it will take 6 days to set up, complete the manufacturing, and clean the room. The cost of stock excipients and empty capsule shells is included. This assumes no more than 25,00 capsules will be targeted for manufacturing.	$[***]
Packaging of Active Capsules - Clinical Lot #2 The finished dosage forms will be packaged (50 per bottle) into HDPE bottles, with a length of polyester coil and desiccant pack, and sealed with PP child resistant induction sealed closures. The cost of packaging materials is included. We estimate it will take approximately 3 days to set-up the room, pre-clean clean the bottles and closures, package the finished dosage forms, and clean the room. The bottles of finished product will be labeled per your specifications and packed into labeled two part fiberboard boxes.	$[***]
Non-Sterile Products SUB-TOTAL	**$267,378.60**

Facility & Administrative (F&A) FEE	**COST**
F&A will be applied at a rate of [***] on all invoiced amounts. The amount at the right reflects [***] of the entire cost of work contained in this proposal. The actual amount of F&A charged may be more or less if additional work is added or work items are deleted, respectively.	$[***]

TOTAL ESTIMATED COST	**$619,293.77**

NON STERILE PRODUCTS DEPOSIT SUBTOTAL	**$[***]**

ANALYTICAL LABS DEPOSIT SUBTOTAL	**$[***]**

DEPOSIT/RESERVATION FEE TOTAL Deposit will be credited toward your final invoice per Standard Terms	**$[***]**

Shipping Charges

Packaging for Shipping
Carrier charges are additional if paid by UI Pharmaceuticals or will be charged directly to your Shipping Carrier (FedEx, UPS, DHL, etc) account number if on record.

Type of shipment:	Base Cost	Manufacturing Add per Box	Laboratory Add per Box
Room Temperature Shipment:	$[***]	$[***]	$[***]
Ice Pack Shipment:	$[***]	$[***]	$[***]
Qualified Shipper:	$[***]	$[***]	$[***]
Dry Ice Shipment:	$[***]	$[***]	$[***]
Controlled Substance:		$[***]	$[***]
Temperature Monitor (UI Pharmaceuticals Supplied):		$[***]	$[***]
Temperature Monitor (Sponsor Supplies):		$[***]	$[***]
International Shipment:		$[***]	$[***]
Non-Potent Raw Material Sampling, per material:		$[***]	$[***]
Potent Raw Material Sampling, per material:		$[***]	$[***]
Hazardous Material:		$[***]	$[***]
Special Arrangements/Packaging:	To be determined	To be determined	To be determined

Final Product Storage

Charges accrue monthly starting 30 days from provision of the manufacturing batch record.

STORAGE FEES:	COST/FT³
Room Temperature:	$[***]
Refrigerated:	$[***]
Frozen (-20°C):	$[***]
Frozen (-70°C):	$[***]
Room Temperature Controlled Substance:	$[***]

Terms and Conditions

This Proposal for Service ("Proposal") becomes binding when executed by both parties. The Terms and Conditions set forth herein shall apply exclusively to deliverables outlined within this Proposal, Q-07087

A. The goods and services identified in this Proposal shall be paid for on the terms and conditions set forth herein.

- Quotation Expiry - The prices set forth in this Proposal are valid for 90 days from issuance unless explicitly specified otherwise in the proposal.

- Deposit: Deposit invoices are due upon receipt and shall be paid equal to the amount indicated in the Proposal. UI Pharmaceuticals reserves the right to delay the start of the Project until the Deposit has been received.

- Deposit Forfeiture: the Deposit may be forfeited at UI Pharmaceuticals' discretion if the scheduled date for performance of the services subject to this Proposal is missed due to the failure of Sponsor to provide required information or materials at least eight (8) weeks prior to the date of manufacture to allow UI Pharmaceuticals to adjust its schedule to accommodate another customer, or if the performance of the Services subject to the Proposal for Service has not been started within one (1) year from the effective date of the Proposal.

- Deposit Refund: refund of the Deposit may occur at UI Pharmaceuticals' discretion.

B. Payments. All pricing is in US Dollars (USD). UI Pharmaceuticals will invoice Sponsor as set forth in this Proposal. UI Pharmaceuticals charges a late payment fee of 1.5% of the invoiced amount per month for payments not received by the date specified in this Proposal (or if no date is specified, within 30 days of invoice date). Failure to bill for interest due shall not be a waiver of UI Pharmaceuticals' right to charge interest.

- Purchase Orders: At the time the Deposit is provided a Purchase Order can be provided for the remaining amount of the Proposal plus an appropriate allowance for storage, shipping and handling, and laboratory chemicals, columns, and supplies as outlined in the Proposal.

- Issues Related to Non-Payment: Failure to pay invoices per agreed-upon terms may result in Project work being halted; reports, data, clinical supplies, and other Sponsor-owned materials being withheld; and, at UI Pharmaceuticals' discretion, requirement of 100% pre-payment prior to further work being done including work in the original Proposal. Outstanding debt may be turned over to a collection agency on behalf of UI Pharmaceuticals.

- Dispute of Charges: In the event there is a dispute related to deliverables in an invoice that is determined by mutual agreement of the parties to have just cause, all late fees will be delayed until the dispute is resolved. A new invoice will be issued upon the resolution of the dispute.

- Payment Associated Fees: Any wire transfer or banking fees associated with payments are the responsibility of the Sponsor and will be invoiced by UI Pharmaceuticals to Sponsor.

- Taxes. All sales, use, gross receipts, compensating, value-added or other taxes, duties, licenses or fees (excluding UI Pharmaceuticals' net income and franchise taxes) assessed by any tax jurisdiction arising from the Project are the responsibility of Sponsor, whether paid by UI Pharmaceuticals or Sponsor. To the knowledge of UI Pharmaceuticals, the payments to be made by the Sponsor to UI Pharmaceuticals under this Proposal are not subject to sales tax or use tax.

C. Amendments to Quotations/Price Changes. Any material change in the details of this Proposal or the assumptions upon which the Proposal is based may require changes in the pricing and timelines, and shall require a written amendment to the Proposal (an "Amendment"). Each Amendment shall detail the requested changes to the applicable task, responsibility, duty, pricing, timeline

or other matter. The Amendment will become effective upon the execution of the Amendment by both parties, and UI Pharmaceuticals will be given a reasonable period of time within which to implement the changes. Both parties shall act in good faith and promptly when considering an Amendment requested by the other party. UI Pharmaceuticals may revise the prices provided in this Quotation (i) if Sponsor's requirements or any Sponsor-provided information is inaccurate or incomplete; (ii) if Sponsor revises UI Pharmaceuticals' responsibilities or the Project specifications, instructions, procedures, assumptions, processes, test protocols, test methods or analytical requirements; or (iii) for such other reasons set forth in this Proposal.

- Project Scope Changes: Changes in a project's scope often occur during the course of their completion. UI Pharmaceuticals uses commercially reasonable efforts to accommodate requested changes. However, where testing has been performed, reports have been issued, batches have been manufactured, or other services have been rendered that are not specifically described in the Proposal or are considered additional requests (e.g., report revisions) additional charges will apply.

- Document Review: All documents that require Sponsor sign-off (protocols, batch records, final reports) will be provided to Sponsor by UI Pharmaceuticals for one review. Additional review cycles may be conducted at the discretion of UI Pharmaceuticals and may require an Amendment to capture additional charges. Documents not requiring Sponsor signature (e.g., reports) will be issued by UI Pharmaceuticals after its internal review. Requested changes shall incur additional charges unless UI Pharmaceuticals has made a typographical error.

- Extra Documentation Requests: Copies of raw data packages and other special requests by the Sponsor which are not outlined in the Proposal will be invoiced at the standard rate of $500/hour/person for hours accrued to complete Sponsor's request.

- Sponsor Communication: UI Pharmaceuticals will appoint employees to oversee the progress of the Project and to communicate with the Sponsor. Communication includes teleconference meetings and other mutually agreed-upon activities that are reasonable in frequency and length (e.g., 30 minutes every two weeks). If, in UI Pharmaceuticals' sole discretion, Sponsor's requirements become unreasonable in frequency and length, UI Pharmaceuticals reserves the right to impose additional charges at the rate of $500/hour/person.

D. Delivery Dates and Excusable Delay. UI Pharmaceuticals will endeavor in good faith to meet estimated delivery/production dates. Delivery dates are not guaranteed, but are estimates only, and are based on the immediate receipt of required Sponsor information as outlined in the 'Sponsor Responsibilities' section of this Proposal. UI Pharmaceuticals shall not be liable for any delays or failure to deliver or perform that result without fault or negligence on UI Pharmaceuticals' part, or which are due to causes beyond UI Pharmaceuticals' control, including, but not limited to: changes instituted by the Sponsor, acts of God or public enemy, acts of government in either its sovereign or contractual capacity, strikes or other labor disputes, riots, fires, floods, epidemics, pandemics, unusually severe weather, or shortages of materials. In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the time lost by reason of such delay as can be best accommodated by UI Pharmaceuticals' current workload.

E. Shipping of Sponsor Material. UI Pharmaceuticals' standard carrier is Federal Express. Sponsor may provide an appropriate carrier billing number for the cost of shipment, however, UI Pharmaceuticals reserves the right to charge a packaging and handling charge for the preparation of materials for shipment. If the Sponsor desires the use of another carrier they are responsible for all arrangements including making payment to that carrier. If the Sponsor wishes not to or fails to provide an appropriate billing number for shipments, these charges will be invoiced to the Sponsor by UI Pharmaceuticals along with any applicable administrative fees.

- Temperature monitoring: Upon Sponsor's request temperature monitoring of the shipment can be accommodated. It is the Sponsor's responsibility to provide the temperature monitor along with appropriate instructions.

- International Shipments: It is the Sponsor's responsibility to arrange brokers and customs release for all international shipments associated with the Project whether sent by or to UI Pharmaceuticals. See the Proposal for details of shipping charges. All products and other materials provided by UI Pharmaceuticals are delivered EXW UI Pharmaceuticals' facilities and the title shall pass to Sponsor upon such delivery.

- Risk of Loss: The Sponsor assumes all risk of loss of goods upon delivery of UI Pharmaceuticals to the carrier, irrespective of whether freight charges are prepaid.

F. Material Storage. UI Pharmaceuticals has limited storage space for raw materials, packaging components, finished goods, and the like. Once the Project is completed, if storage space becomes limited, UI Pharmaceuticals reserves the right to require that materials be relocated to another storage facility, with adequate advanced warning given to Sponsor. See the Proposal for details of UI Pharmaceuticals' standard storage charges. If UI Pharmaceuticals provides storage services, title and risk of loss shall pass to Sponsor upon transfer to storage.

G. Hazardous Materials. Sponsor represents and warrants to UI Pharmaceuticals that no specific safe handling instructions are applicable to any Sponsor-supplied materials, except as provided by Sponsor to UI Pharmaceuticals in writing prior to delivery of such materials and with sufficient time to allow UI Pharmaceuticals to review and train its employees accordingly. Where appropriate or required by law, Sponsor will provide at minimum a Material Safety Data Sheet for all Sponsor-supplied materials and finished product. UI Pharmaceuticals reserves the right to request further safety documentation related to drug substance material including but not limited to a SafeBridge or other third-party OEL assessment.

H. Remedies and Limitations of Liability; Indemnification.

Remedies and Limitations of Liability. In the event the Sponsor claims UI Pharmaceuticals has breached any of its obligations described under the Proposal such claims shall be delivered in writing to UI Pharmaceuticals. UI Pharmaceuticals' total liability under this Proposal shall in no event exceed the total value of the Proposal itself. UI Pharmaceuticals' liability under this Proposal for any and all claims for lost, damaged, or destroyed API or Sponsor-supplied materials, whether or not incorporated into finished product, shall not exceed the total value of the Proposal itself. Under no circumstances shall UI Pharmaceuticals be liable to Sponsor for indirect, incidental, special, or consequential damages arising out of its performance under this Proposal, including, without limitation, loss of revenues, profits, or data, whether in contract or in tort.

Indemnification. Sponsor agrees, in consideration of UI Pharmaceuticals undertaking to perform the Services, to protect, defend, indemnify, and hold harmless UI Pharmaceuticals from any and all claims, damages (including lost profits), and expenses (including attorney's fees), either direct or consequential, for any and all injuries to persons (including the personnel of UI Pharmaceuticals) or property arising out of or in consequence of the performance of the Services. The University of Iowa, on behalf of UI Pharmaceuticals, agrees to be responsible, to the extent permitted by Iowa Code Chapter 669, for any and all claims for wrongful death, personal injury, or property damage (collectively "Losses") arising from activities under this Agreement and resulting directly from the negligence or wrongful acts or omissions of the University or its employees acting within the scope of their employment. Notwithstanding the foregoing, the University of Iowa's indemnification obligations shall not extend to any third-party claims arising in connection with such third party's use or any defect in the Services.

I. Intended use of Work Product. UI Pharmaceuticals relies on information provided by the Sponsor concerning how any work product (finished goods, methods, samples, and the like) is used. If any work product is used in a way not in accordance with the information that has been supplied to UI Pharmaceuticals, all risks and consequences of such use will be borne by the Sponsor. Further, if such use causes UI Pharmaceuticals to incur additional costs, such costs will be invoiced to the Sponsor.

J. Audits. Sponsor may conduct one quality assurance facility audit per year at no cost. Additional audits will be invoiced separately at the current rate for such services.

K. Regulatory Inspections. UI Pharmaceuticals will promptly notify Sponsor of any regulatory inspections directly relating to the Project.

L. Confidentiality. Unless required to comply with applicable laws or regulations, each party will hold in strict confidence and shall not disclose to any third party without the other party's prior written consent, all proprietary or confidential information

concerning the Services, API, and all materials and information provided by the other party (collectively, "Confidential Information"). Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, or other form. Each party further agrees that it shall not use the other party's Confidential Information for any purpose other than in connection with the services subject to this Proposal.

Notwithstanding the foregoing, if a separate Confidentiality or Non-Disclosure Agreement ("NDA") has been entered into by the parties, such NDA shall remain in full force and effect in accordance with its terms.

M. Intellectual Property.

Sponsor Intellectual Property. UI Pharmaceuticals agrees that all of Sponsor's Confidential Information, know-how, data, discoveries, and inventions relating to the Project associated with {$Quote_Number__c} shall constitute the sole and exclusive property of Sponsor. Provider hereby assigns to Sponsor all right, title and interest throughout the world in and to all inventions (whether or not patentable), processes, techniques, improvements, discoveries, and developments discovered and reduced to practice by Provider (collectively, "Project IP") in the course of providing services which are directly and solely related to the Project associated with{$Quote_Number__c}. Provider will, at the expense and the written request of Sponsor, do all reasonable acts and things and execute all documents as Sponsor may reasonably request to transfer to and vest in Sponsor the ownership and registration of all intellectual property rights that may exist in such Project IP.

Provider Intellectual Property. Sponsor acknowledges that as of the date of this Agreement Provider possesses certain inventions, processes, techniques, improvements, know-how, trade secrets, discoveries, and other intellectual property and other proprietary assets, including drug delivery technologies (hereinafter, "Provider Proprietary Technology") which have been independently developed by Provider. Sponsor further acknowledges that all right, title, and interest in and to the Provider Proprietary Technology shall be retained by Provider.

Provider Service Limitations. Sponsor acknowledges that Provider is in the business of providing services for a variety of organizations other than Sponsor. Accordingly, nothing in this Agreement shall preclude or limit Provider from providing services or developing materials for itself or other clients, or from utilizing the general knowledge gained during the course of its performance hereunder to perform similar services for other clients, provided that such provision of services or development of materials does not (i) constitute a breach of the confidentiality obligations under Section L herein or (ii) infringe on Sponsor's rights in and to the Project IP or any other intellectual property rights of Sponsor under this Section M.

N. Publicity. Neither party (nor any of their respective affiliates) shall issue any press release or make any public announcement with respect to this Proposal without obtaining the prior written consent of the other party (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law upon the advice of counsel and only if the disclosing party provides the non-disclosing party with a reasonable opportunity to first review the release or other public announcement, to the extent practicable.

O. Amendment & Precedence. These Terms and Conditions constitute a part of the Proposal; provided, that these Terms and Conditions supersede any conflicting terms and conditions set forth in the Proposal or any other document, including Sponsor's purchase order(s). This Proposal, together with the NDA (if any), constitutes the entire understanding between the parties and supersedes any contracts, agreements, or understandings (oral or written) of the parties with respect to the Project. These Terms and Conditions may not be amended except upon the written agreement of both parties.

P. Assignment. {$Quote_Number__c}This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the parties may not assign any of their rights, duties, or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Sponsor may assign its rights, duties and obligations hereunder without the

consent of Provider in the event of a merger, reorganization or sale of all or substantially all of Sponsor's business (assets or equity interests). Sponsor shall reimburse Provider for all services provided to support an assignment pursuant to this Section P at Provider's standard rates for such services.

Q. Federal Funds: If federal funds are being used to pay UI Pharmaceuticals for its services, the Sponsor agrees that in accordance with applicable federal laws and/or regulations, this Proposal and associated costs are conditional on the understanding that UI Pharmaceuticals will be considered a "vendor" for the purpose of providing services under this Proposal. The term "vendor" shall have the same meaning as set forth in applicable federal laws and/or regulations. By virtue of this designation as a vendor and pursuant to applicable federal laws and/or regulations, the payment for services which are provided as a vendor are not considered awards of federal funds and any resulting agreement is exempt from associated federal requirements.

R. Contract Terms: These Terms and Conditions will remain in effect indefinitely unless changes are deemed necessary by UI Pharmaceuticals. In the event that changes in these Terms and Conditions will be made, UI Pharmaceuticals will provide thirty (30) days' notice to Sponsor's identified representative.

Approvals:

The University of Iowa Pharmaceuticals		Sponsor: Shuttle Pharmaceuticals	
Signature:	David A. Clarahan	Signature:	Dritschilo
Name (Printed):	David Clarahan	Name (Printed):	Anatoly Dritschilo
Title:	Senior Business Development Manager	Title:	CEO
Date:	06Mar2023	Date:	3/7/2023